Exhibit 99.1

Grace Therapeutics Announces $10 Million Private Placement

Expected gross proceeds anticipated to extend the Company’s cash runway to the end of calendar 2028

PRINCETON, N.J., August 4, 2026 – Grace Therapeutics, Inc. (Nasdaq: GRCE) (“Grace Therapeutics” or “the Company”), a late-stage, biopharma company advancing GTx-104, a clinical-stage, novel, injectable formulation of nimodipine being developed for IV infusion to address significant unmet medical needs in aSAH patients, today announced that it has entered into a securities purchase agreement for a private placement financing with new and existing fundamental investors. The financing is expected to result in aggregate gross proceeds to the Company of approximately $10 million, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the financing to support the manufacturing and regulatory work needed to advance GTx-104.

Pursuant to the terms of the securities purchase agreement, Grace Therapeutics will issue an aggregate of 4,761,904 shares of common stock at a price of at $2.10 per share. The private placement is being priced at-the-market under the rules of the Nasdaq Stock Market. The financing is expected to close on August 6, 2026, subject to the satisfaction of customary closing conditions.

The Company expects the net proceeds from the private placement, together with existing cash and cash equivalents, to extend the Company’s cash runway to the end of calendar 2028.

In parallel, the Company has initiated a dual-source manufacturing strategy for GTx-104 to mitigate potential remediation issues from the Company’s current contract manufacturer and provide flexibility. As such, a technology transfer to a second, U.S.-based contract manufacturer is already underway. The timing of New Drug Application (“NDA”) resubmission will reflect the manufacturing pathway that reaches readiness first: either (i) the U.S.-based facility, which would require completion of a full chemistry, manufacturing, and controls (“CMC”) package supported by 12 months of stability data following the technology transfer; or (ii) the Company’s current contract manufacturer, if it successfully remediates its FDA compliance issues and is able to support the NDA sooner. The Company is also advancing efforts to address the remaining CMC and non-clinical items identified in FDA’s Complete Response Letter (“CRL”) to the NDA, though the Company expects that manufacturing readiness, rather than these items, will be the key driver of NDA resubmission timing.

Craig-Hallum is acting as the sole placement agent for the private placement.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering, and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock purchased in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About aneurysmal Subarachnoid Hemorrhage (aSAH)

aSAH is bleeding over the surface of the brain in the subarachnoid space between the brain and the skull, which contains blood vessels that supply the brain. A primary cause of such bleeding is the rupture of an aneurysm in the brain. The result is aSAH, a relatively uncommon type of stroke that accounts for about 5% of all strokes and an estimated 42,500 U.S. hospital treated patients.

About GTx-104

GTx-104 is a clinical stage, novel, injectable formulation of nimodipine being developed for IV infusion in aSAH patients to address significant unmet medical needs. The unique nanoparticle technology of GTx-104 facilitates aqueous formulation of insoluble nimodipine for a standard peripheral IV infusion. GTx-104 provides a convenient IV delivery of nimodipine in the Intensive Care Unit potentially eliminating the need for nasogastric tube administration in unconscious or dysphagic patients. Intravenous delivery of GTx-104 also has the potential to lower food effects, drug-to-drug interactions, and eliminate potential dosing errors. Further, GTx-104 has the potential to better manage hypotension in aSAH patients. GTx-104 has been administered in over 200 patients and healthy volunteers and was well tolerated with significantly lower inter- and intra-subject pharmacokinetic variability compared to nimodipine oral capsules.

About Grace Therapeutics

Grace Therapeutics, Inc. (Grace Therapeutics or the Company) is a late-stage biopharma company with drug candidates addressing rare and orphan diseases. Grace Therapeutics’ novel drug delivery technologies have the potential to improve the performance of currently marketed drugs by achieving faster onset of action, enhanced efficacy, reduced side effects, and more convenient drug delivery. Grace Therapeutics’ lead clinical asset, GTx-104, is an IV infusion targeting aneurysmal Subarachnoid Hemorrhage (aSAH), a rare and life-threatening medical emergency in which bleeding occurs over the surface of the brain in the subarachnoid space between the brain and skull. GTx-104 has been granted Orphan Drug Designation by the FDA, which provides seven years of marketing exclusivity post-launch in the United States if certain conditions are met at NDA approval, and additional intellectual property protection with 52 granted and pending patents.

For more information, please visit: www.gracetx.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of Grace Therapeutics to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements containing the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “estimates,” “potential,” “should,” “may,” “will,” “plans,” “continue,” “targeted” or other similar expressions to be uncertain and forward-looking. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The forward-looking statements in this press release, including statements regarding the financing, the intended use of proceeds from the financing, the total investment amount to be raised in connection with the financing, the timing of the closing of the financing, the future prospects of the Company’s GTx-104 drug candidate; the Company’s belief that the issues identified by the FDA in the CRL can be successfully addressed in the Company’s resubmission of the NDA for GTx-104; the Company’s planned approach to addressing the items cited in the CRL following its Type A meeting with the FDA and receipt of the official meeting minutes; the Company’s dual source manufacturing strategy, including remediation at its current contract manufacturer and technology transfer to a second, U.S.-based contract manufacturer; the timing and outcome of any FDA reinspection of the current contract manufacturer; the Company’s plans to complete the required non-clinical studies; and the Company’s plans to report progress against key milestones; GTx-104’s potential to bring enhanced treatment options to patients suffering from aSAH; the ability of GTx-104 to potentially eliminate the need for nasogastric tube administration in unconscious or dysphagic patients; the potential of GTx-104 to lower food effects, drug-to-drug interactions, and to eliminate potential dosing errors; the potential of GTx-104 to better manage hypotension in aSAH patients; and the Company’s intellectual property estate for GTx-104, are based upon Grace Therapeutics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: (i) the financing may not close due to counterparty risk or otherwise, (ii) the timing and success of any regulatory resubmission of the NDA for GTx-104; (iii) the timing of any FDA reinspection of the Company’s current contract manufacturer, and that facility’s compliance status, which are determined by the FDA and outside the Company’s control, and the FDA’s position that it will not approve the NDA while the facility remains in an unacceptable compliance status; (iv) the ability of a second, U.S.-based contract manufacturer to generate the required stability and analytical data and to complete a product-specific pre-approval inspection; (v) the need to complete additional non-clinical studies; (vi) the requirement that any resubmission comprehensively address all items cited in the CRL and the risk of review delay; (vii) the Company’s potential need for additional capital, which may not be available on acceptable terms; (viii) changes to regulatory pathways; (ix) the Company’s ability to protect its intellectual property for GTx-104; and (x) legislative, regulatory, political and economic developments. The foregoing list of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors detailed in the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026 filed with the Securities and Exchange Commission (SEC) and other documents that have been and will be filed by Grace Therapeutics from time to time with the SEC and Canadian securities regulators. All forward-looking statements contained in this press release speak only as of the date on which they were made. Grace Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable securities laws.

For more information, please contact:

Grace Therapeutics Contact:

Prashant Kohli
Chief Executive Officer
Tel: 609-322-1602
Email: info@gracetx.com
www.gracetx.com

Investor Relations:

LifeSci Advisors
Mike Moyer
Managing Director
Phone: 617-308-4306
Email: mmoyer@lifesciadvisors.com